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                                                                    EXHIBIT 23.1


Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Tandy Brands Accessories, Inc. 1997 Employee Stock Option Plan, as amended, and the Nonqualified Stock Option Agreements for Non-Employee Directors of our reports dated August 10, 2001, with respect to the consolidated financial statements of Tandy Brands Accessories, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 2001, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP


Fort Worth, Texas
May 14, 2002